SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Second Amendment to Amended and Restated Credit Agreement (the "Amendment") dated as of March 9, 2000 (but effective as of February 29, 2000), by and between Badger Paper Mills, Inc. (individually and as successor by merger to Badger Paper Mills Flexible Packaging Division, Inc.) (the "Borrower"), the Lenders, and Harris Trust and Savings Bank, as Agent (the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of January 29, 1999, as previously amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 31, 1999 (said Amended and Restated Credit Agreement as so amended being referred to herein as the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended effective as of February 29, 2000 as follows:


                                    ARTICLE 1
                                   AMENDMENTS

         1.1 Sections 7.6, 7.8 and 7.12 of the Credit Agreement shall each be amended in its entirety and as so amended shall be restated to read as follows:

                               Section 7.6. Fixed Charge Coverage Ratio.  Badger
                      shall not, as of the last day of each fiscal month of Badger ending during each of the periods specified below, permit the ratio of (x) EBITDA for the twelve fiscal months of Badger then ended minus the Capital Expenditure Deduction to (y) Fixed Charges for the same twelve fiscal months then ended to be less than:

                                                                  FIXED CHARGE
                                                                 COVERAGE RATIO
                          FROM AND                                   SHALL
                          INCLUDING        TO AND INCLUDING    NOT BE LESS THAN:

                        February 29, 2000  September 29, 2000       2.15 to 1.00
                        September 30, 2000 At all times thereafter  1.15 to 1.00

                               For  the  purposes  hereof,   the  term  "Capital
                      Expenditure Deduction" shall mean (a) at all times prior to September 30, 2000, $0 and (b) at any time on or after September 30, 2000, any amount equal to Capital Expenditures of Badger during the twelve fiscal months of Badger then ended.

                               Section 7.8. Leverage Ratio.  Badger will not, as
                      of the last day of each fiscal month of Badger ending during the periods specified below, permit the Leverage Ratio to be more than:

                                                                 LEVERAGE RATIO
                           FROM AND                               SHALL NOT BE
                           INCLUDING        TO AND INCLUDING      MORE THAN:

                        February 29, 2000   September 29, 2000      3.75 to 1.00

                        September 30, 2000  At all times thereafter 3.50 to 1.00

                               Section  7.12.Capital  Expenditures.  Badger will
                      not, nor will it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount for Badger and the Subsidiaries in excess of the following:

                      Fiscal Year 2000...............................$3,700,000
                      Fiscal Year 2001...............................$4,800,000
                      and each fiscal year thereafter

         1.2 The definition of "Termination Date" appearing in Section 10 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

                               "Termination  Date"  means  November  30, 2003 or
                      such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.5, 8.2 or 8.3 hereof, provided that the Borrower may, at least 60 days prior to such date, request the Lenders extend such date to a later date at the Lenders' sole discretion.


                                                    ARTICLE II
                                          EXTENSION OF LETTERS OF CREDIT

         2.1 The Borrower hereby requests that Harris Trust and Savings Bank, in its individual capacity as issuer of the Letters of Credit supporting the Tax-Exempt Financings, extend the


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

Stated Termination Date of each of such Letters of Credit from November 30, 2001 to November 30, 2003.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 This Amendment shall become effective as of the date hereof on the date that each of the following conditions precedent have been met:

                               (a) the Agent  shall have  received  counterparts
                      hereof executed by the Borrower and the Required Lenders; and

                               (b) the Agent shall have received (i) a certificate of the Secretary of the Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower, authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (ii) such supporting documents as the Agent may reasonably request.

Upon satisfaction of the conditions set forth in Article III hereof, this Amendment shall become effective as of February 29, 2000.


                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1. To induce the Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Agent and the Banks that: (a) the representations and warranties contained in the Loan Documents, as amended by the Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) after giving effect to this Amendment, no Event of Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Credit Agreement, as amended by the Amendment, and each of the other Credit Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by any Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by the Amendment, or any other Credit Document to which they are a party.


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

        4.2. The Borrower acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. The Borrower further acknowledges and agrees that the Borrower's obligations owing under the Applications and the Letters of Credit shall constitute Secured Obligations as defined under the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. The Borrower further agrees to execute and deliver any and all instruments or documents as may be required by the Lenders to confirm any of the foregoing.

        4.3. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        4.4. Except as specifically provided above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Bank under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents.

        4.5. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


         Dated as of the date first above written.

                               BADGER PAPER MILLS, INC.



                               By:___/s/________________________________________
                               Title:___________________________________________


Accepted and agreed to as of the date and year first above written.


                               HARRIS TRUST AND SAVINGS BANK,
                               individually and as Agent



                               By:___/s/________________________________________
                               Title:___________________________________________





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